Exhibit 4.3

Execution Version

TENTH SUPPLEMENTAL

INDENTURE

between

ATHENE HOLDING LTD.,

as Issuer,

and

U.S. BANK TRUST COMPANY,

NATIONAL ASSOCIATION,

as Trustee

Dated as of May 19, 2025

TENTH SUPPLEMENTAL INDENTURE, dated as of May 19, 2025 (this “Tenth Supplemental Indenture”), between Athene Holding Ltd., a Delaware corporation (the “Company”), and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), a national banking association, as trustee (the “Trustee”), supplementing the Indenture, dated as of January 12, 2018, between the Company (as successor to Athene Holding Ltd., a Bermuda exempted company limited by shares (“Athene Bermuda”)) and the Trustee (as amended by the Eighth Supplemental Indenture (the “Eighth Supplemental Indenture”), dated as of December 31, 2023, between the Company and the Trustee, collectively, the “Original Indenture”).

RECITALS

WHEREAS, Athene Bermuda executed and delivered the Original Indenture to the Trustee to provide for the future issuance of the Securities, to be issued from time to time in one or more series as might be determined under the Original Indenture;

WHEREAS, effective December 31, 2023, Athene Bermuda completed the redomestication of its jurisdiction of organization from Bermuda to the State of Delaware, thereby discontinuing its existence as a Bermuda exempted company and continuing its existence as a corporation organized in the State of Delaware;

WHEREAS, pursuant to the terms of the Eighth Supplemental Indenture, the Company succeeded to all rights, powers, liabilities and obligations of Athene Bermuda relating to the Original Indenture and the Eighth Supplemental Indenture (including each series of debt securities issued under the Original Indenture and each respective applicable supplemental indenture prior to the date of the Eighth Supplemental Indenture);

WHEREAS, pursuant to the terms of the Original Indenture and this Tenth Supplemental Indenture (together, the “Indenture”), the Company desires to provide for the establishment of a new series of Securities to be known as the 6.625% Senior Notes due 2055 (the “Notes”), the form and substance of such Notes, and the terms, provisions and conditions thereof to be set forth herein as provided in the Indenture;

WHEREAS, the Company has requested that the Trustee, in respect to the Notes, execute and deliver this Tenth Supplemental Indenture in such capacity; and

WHEREAS, all requirements necessary to make this Tenth Supplemental Indenture a valid instrument in accordance with its terms and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been done and performed, and the execution and delivery of this Tenth Supplemental Indenture has been duly authorized in all respects;

NOW THEREFORE, in consideration of the purchase and acceptance of the Notes by the holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Notes, and the terms, provisions and conditions thereof, the parties hereto hereby agree as follows:

ARTICLE I

NOTES

SECTION 1.01. Definitions.

Unless the context otherwise requires or unless otherwise set forth herein:

(a) a term not defined herein that is defined in the Original Indenture has the same meaning when used in this Tenth Supplemental Indenture;

(b) the definition of any term in this Tenth Supplemental Indenture that is also defined in the Original Indenture shall for the purposes of this Tenth Supplemental Indenture supersede the definition of such term in the Original Indenture;

(c) a term defined anywhere in this Tenth Supplemental Indenture has the same meaning throughout this Tenth Supplemental Indenture;

(d) the definition of a term in this Tenth Supplemental Indenture is not intended to have any effect on the meaning or definition of an identical term that is defined in the Original Indenture, insofar as the use or effect of such term in the Original Indenture, as previously defined, is concerned;

(e) the singular includes the plural and vice versa;

(f) headings are for convenience of reference only and do not affect interpretation; and

(g) the following terms have the meanings given to them in this Section 1.01(g):

“Business Day” means any day other than a day on which the federal or state banking institutions in the Borough of Manhattan, The City of New York or a place of payment, are authorized or obligated by law, executive order or regulation to close.

“Interest Payment Date” means May 19 and November 19 of each year, commencing November 19, 2025.

“IRS” means the Internal Revenue Service of the United States of America.

“Original Issue Date” means May 19, 2025.

“Par Call Date” means November 19, 2054.

“Redemption Date” means the date fixed for the redemption of the Notes by or pursuant to the Indenture.

“Regular Record Date” means, with respect to each Interest Payment Date, the close of business on the preceding May 1 or November 1, as the case may be (whether or not a Business Day).

“Restricted Subsidiary” has the meaning set forth in Section 1.09(a) of this Tenth Supplemental Indenture.

“Stated Maturity Date” means May 19, 2055.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company, in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company, after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life.

For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date H.15 TCM or any successor designation or publication is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

SECTION 1.02. Establishment.

(a) There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Company’s 6.625% Senior Notes due 2055.

(b) There are to be authenticated and delivered the Notes, initially limited in aggregate principal amount to $1,000,000,000, and no further Notes shall be authenticated and delivered except as provided by Sections 2.05, 2.07, 2.11, 3.03 or 9.04 of the Original Indenture; provided, however, that the aggregate principal amount of the Notes may be increased in the future with no limit, without the consent of the holders of the Notes, on the same terms and with the same CUSIP and ISIN numbers as the Notes, except for the issue price, Original Issue Date and, if applicable, the first Interest Payment Date and the initial interest accrual date; provided that no Event of Default with respect to the Notes shall have occurred and be continuing. The Notes shall be issued in fully registered form. Any additional Notes having such similar terms shall constitute a single series of debt securities with the Notes under the Indenture. Notwithstanding the foregoing, if any of such additional Notes are not issued in a “qualified reopening” or are not treated as part of the same issue as the Notes for U.S. federal income tax purposes, such additional Notes shall have a separate CUSIP and ISIN number.

(c) The Notes shall be issued in the form of one or more Global Securities, registered in the name of the Depositary or its nominee. Each Global Security and the Trustee’s certificate of authentication thereof shall be in substantially the form set forth in Exhibit A hereto.

(d) Each Note shall be dated the date of authentication thereof and shall bear interest from the Original Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

SECTION 1.03. Payment of Principal and Interest.

(a) The principal amount of the Notes shall be due at the Stated Maturity Date. The unpaid principal amount of the Notes shall bear interest at the rate of 6.625% per year until paid or duly provided for. Interest on the Notes shall be paid semi-annually in arrears on each Interest Payment Date, commencing November 19, 2025, to the Person in whose name the Notes are registered on the Regular Record Date for such Interest Payment Date; provided that interest payable at the Stated Maturity Date or upon redemption shall be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for shall forthwith cease to be payable to the holders on such Regular Record Date and may be paid as provided in Section 2.03 of the Original Indenture.

(b) Payments of interest on the Notes shall include interest accrued to but excluding the respective Interest Payment Date. Interest payments for the Notes shall be computed and paid on the basis of a 360-day year consisting of twelve 30-day months.

(c) In the event that any date on which interest is payable on the Notes is not a Business Day, then payment of the interest payable on such date shall be made on the next succeeding Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date the payment was originally payable.

(d) The Trustee is hereby designated as Paying Agent for the Notes and all payments of the principal of, and premium, if any, and interest due on the Notes at the Stated Maturity Date or upon redemption shall be made upon surrender of the Notes at the Corporate Trust Office of the Trustee.

(e) The principal of, and premium, if any, and interest due on the Notes shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest (including payments of interest on any Interest Payment Date) shall be made, subject to such surrender where applicable and subject, in the case of a Global Security, to the Trustee’s arrangements with the Depositary, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or (ii) by wire transfer at such place and to such account at a banking institution in the United States of America as may be designated in writing to the Trustee at least 15 days prior to the date for payment by the Person entitled thereto.

SECTION 1.04. Denominations. The Notes shall be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

SECTION 1.05. Global Securities.

(a) Except under the limited circumstances described below, the Notes represented by Global Securities shall not be exchangeable for, and shall not otherwise be issuable as, Notes in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

(b) Except as otherwise provided in this Tenth Supplemental Indenture, owners of beneficial interests in such Global Securities shall not be considered the holders thereof for any purpose under the Indenture, and no Global Security representing a Note shall be exchangeable, except for another Global Security of like denomination and to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. The rights of holders of such Global Securities shall be exercised only through the Depositary.

(c) A Global Security shall be exchangeable in whole or, from time to time, in part for Notes in definitive registered form only as provided in the Indenture. If (i) at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Notes or if at any time the Depositary shall no longer be registered or in good standing as a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, at such time as the Depositary is required to be so registered, and the Depositary so notifies the Company and, in each case, the Company does not appoint a successor Depositary within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, (ii) any Event of Default or Default has occurred and is continuing with respect to the Notes or (iii) subject to the procedures of the Depositary, the Company in its sole discretion determines that the Notes shall be exchangeable for Notes in definitive registered form and executes and, in each case, delivers to the Security Registrar a written order of the Company providing that the Notes shall be so exchangeable, the Notes shall be exchangeable for Notes in definitive registered form; provided that the definitive Notes so issued in exchange for the Notes shall be in minimum denominations of $2,000, or any integral multiple of $1,000 in excess thereof, and shall be of like aggregate principal amount and tenor as the portion of the Notes to be exchanged. Except as provided herein, owners of beneficial interests in the Notes shall not be entitled to have Notes registered in their names, shall not receive or be entitled to physical delivery of Notes in definitive registered form and shall not be considered the holders thereof for any purpose under the Indenture. Neither the Company, the Trustee, any Paying Agent nor the Security Registrar shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Notes, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Any Global Security that is exchangeable pursuant to this Section 1.05(c) shall be exchangeable for Notes registered in such names as the Depositary shall direct.

SECTION 1.06. Transfer. The Trustee is hereby designated as Security Registrar for the Notes. No service charge shall be made for any registration of transfer or exchange of Notes, but payment may be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

SECTION 1.07. Defeasance. The provisions of Sections 13.02 and 13.03 of the Original Indenture shall apply to the Notes.

SECTION 1.08. Redemption at the Option of the Company.

(a) The provisions of Sections 3.01, 3.02 (subject to Section 1.08(d) hereof) and 3.03 of the Original Indenture shall apply to the Notes.

(b) Prior to the Par Call Date, the Company may redeem the Notes at its option, in whole or in part, for cash at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points less (b) interest accrued to the Redemption Date, and

(2) 100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the Redemption Date.

(c) On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, for cash at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

(d) The Company shall mail or caused to be mailed or electronically delivered (or transmitted in accordance with the Depositary’s standard procedures) at least 10 days, but not more than 60 days, before the Redemption Date, to each holder of Notes to be redeemed.

(e) The Company shall notify the Trustee of the Redemption Price with respect to any redemption pursuant to this Section 1.08 promptly after the calculation thereof. The Trustee shall not be responsible for calculating said Redemption Price.

(f) In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation of the original note. For so long as the Notes are held by DTC (or another Depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the Depositary.

Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on the Notes or portions thereof called for redemption.

SECTION 1.09. Covenants.

(a) So long as any Notes are outstanding, neither the Company nor any of its subsidiaries shall create, assume, incur or guarantee any indebtedness for borrowed money which is secured by a mortgage, pledge, lien, security interest or other encumbrance on any capital stock of: (i) any subsidiary that, as of the end of the Company’s most recently completed fiscal year, was a Significant Subsidiary (as defined in Rule 1-02(w) of Regulation S-X promulgated by the Commission); and (ii) any successor to substantially all of the business of any subsidiary in clause (i) of this Section 1.09(a) which is also a Subsidiary of the Company (each person or successor referred to in clauses (i) and (ii) of this Section 1.09(a), a “Restricted Subsidiary”); provided, however, that this Section 1.09(a) shall not apply if the Notes then outstanding are secured at least equally and ratably with the secured and outstanding indebtedness otherwise prohibited by this Section 1.09(a). If the Company shall hereafter be required to secure the Notes equally and ratably with any other indebtedness pursuant to this Section 1.09(a), (i) the Company will promptly deliver to the Trustee an Officer’s Certificate stating that the foregoing covenant has been complied with and (ii) the Trustee is hereby authorized to enter into an indenture or agreement supplemental hereto and to take such action to enable it to enforce the rights of the holders of the Notes so secured.

(b) So long as any Notes are outstanding and subject to Article X of the Original Indenture, neither the Company nor any of its Subsidiaries shall sell or otherwise dispose of any shares of capital stock (other than preferred stock having no voting rights of any kind) of any Restricted Subsidiary except for: (i) a sale or other disposition of any of such stock to a wholly-owned subsidiary of the Company; (ii) a sale or other disposition of all of a Subsidiary’s stock for at least fair value (as determined by the Board of Directors acting in good faith); or (iii) a sale or other disposition required to comply with an order of a court or regulatory authority of competent jurisdiction, other than an order issued at the request of the Company or the request of any of the Company’s Subsidiaries.

(c) Clause (a) of Section 10.01 of the Original Indenture is amended by inserting the phrase “is a corporation organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and” between the phrases “if other than the Company” and “shall expressly assume by an indenture supplemental hereto.”

SECTION 1.10. No Sinking Fund. None of the Notes shall be entitled to any sinking fund and the provisions of Section 3.04, 3.05 and 3.06 shall not apply to the Notes.

ARTICLE II

MISCELLANEOUS PROVISIONS

This Tenth Supplemental Indenture shall become effective upon its execution and delivery.

SECTION 2.01. Notes Unaffected by Other Supplemental Indentures. To the extent the terms of the Original Indenture are amended by any other supplemental indentures, no such amendment shall relate or apply to the Notes, except to the extent such supplemental indenture is permitted by the Indenture and by its terms applies to the Notes. To the extent the terms of the Original Indenture are amended as provided herein, no such amendment shall in any way affect the terms of any such other supplemental indenture or any other series of Securities. This Tenth Supplemental Indenture shall relate and apply solely to the Notes.

SECTION 2.02. Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Tenth Supplemental Indenture or the Notes.

SECTION 2.03. Ratification and Incorporation of Original Indenture. As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Tenth Supplemental Indenture shall be read, taken and construed as one and the same instrument.

SECTION 2.04. Governing Law. This Tenth Supplemental Indenture and the Notes shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

SECTION 2.05. Severability. In case any one or more of the provisions contained in this Tenth Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Tenth Supplemental Indenture or of the Notes, but this Tenth Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 2.06. Executed in Counterparts. This Tenth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Tenth Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Tenth Supplemental Indenture as to the parties hereto and may be used in lieu of the original Tenth Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic transmission bearing a manual, facsimile or other electronic signature shall be deemed to be their original signatures for all purposes.

Unless otherwise provided herein or in any other Securities, the words “execute”, “execution”, “signed”, and “signature” and words of similar import used in or related to any document to be signed in connection with this Indenture, any Securities or any of the transactions contemplated hereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, including DocuSign or such other digital signature provider as specified in writing to Trustee by an authorized representative, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other similar state laws based on the Uniform Electronic Transactions Act, provided that, notwithstanding anything herein to the contrary, the Trustee is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by such Trustee pursuant to procedures approved by such Trustee. The Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

SECTION 2.07. Trust Indenture Act Controls. If any provision of this Tenth Supplemental Indenture limits, qualifies or conflicts with another provision hereof which is required to be included in this Tenth Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

SECTION 2.08. Merger or Consolidation of Trustee. Any organization or entity into which the Trustee may be merged or converted or with which it may be consolidated, or any organization or entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any organization or entity succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such organization or entity shall be otherwise qualified and eligible under this Article 2, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Tenth Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

ATHENE HOLDING LTD., As Issuer

By:	/s/ Louis-Jacques Tanguy
Name:	Louis-Jacques Tanguy
Title:	Chief Financial Officer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, As Trustee

By:	/s/ Bradley E. Scarbrough
Name:	Bradley E. Scarbrough
Title:	Vice President

[Signature Page to Tenth Supplemental Indenture]

EXHIBIT A

FORM OF 6.625% SENIOR NOTES DUE 2055

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, TO ATHENE HOLDING LTD. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

EXCEPT AS OTHERWISE PROVIDED IN SECTION 1.05 OF THE TENTH SUPPLEMENTAL INDENTURE, THIS NOTE MAY BE TRANSFERRED IN WHOLE, BUT NOT IN PART, ONLY TO DTC, TO ANOTHER NOMINEE OF DTC OR TO A SUCCESSOR DEPOSITARY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

No. [•]	CUSIP No.: 04686JAL5 ISIN No.: US04686JAL52

ATHENE HOLDING LTD.

Global Certificate initially representing

$[•] aggregate principal amount of

6.625% Senior Notes due 2055

Regular Record Date:	With respect to each Interest Payment Date, the close of business on the preceding May 1 or November 1, as the case may be (whether or not a Business Day).

Original Issue Date:	May 19, 2025

Stated Maturity Date:	May 19, 2055

Interest Payment Dates:	May 19 and November 19 of each year, commencing November 19, 2025

Interest Rate:	6.625% per year

Authorized Denomination:	$2,000, or any integral multiple of $1,000 in excess thereof.

This Global Certificate is in respect of a duly authorized issue of 6.625% Senior Notes due 2055 (the “Notes”) of Athene Holding Ltd., a Delaware corporation (as successor to Athene Holding Ltd., a Bermuda exempted company limited by shares)(the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof). The Company, for value received, hereby promises to pay to Cede & Co., or registered assigns, the amount of principal of the Notes represented by this Global Certificate on the Stated Maturity Date (unless redeemed prior to such date) shown above, and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on each Interest Payment Date as specified above, commencing November 19, 2025, and on the Stated Maturity Date at the Interest Rate per year shown above until the principal hereof is paid or made available for payment and on any overdue principal and on any overdue installment of interest at such rate to the extent permitted by law. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity Date or any Redemption Date) shall, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date as specified above next preceding such Interest Payment Date; provided that any interest payable at the Stated Maturity Date or on any Redemption Date shall be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for shall forthwith cease to be payable to the holders on such Regular Record Date and may be paid as provided in Section 2.03 of the Original Indenture.

Payments of interest on this Note shall include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Note shall be computed and paid on the basis of a 360-day year consisting of twelve 30-day months. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of the interest payable on such date shall be made on the next succeeding Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date the payment was originally payable.

Payment of the principal of, and premium, if any, and interest due on this Note at the Stated Maturity Date or upon redemption shall be made upon surrender of this Note at the Corporate Trust Office of the Trustee. The principal of, and premium, if any, and interest due on this Note shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest (including payments of interest on any Interest Payment Date) shall be made, subject to such surrender where applicable and subject to the Trustee’s arrangements with the Depositary, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or (ii) by wire transfer at such place and to such account at a banking institution in the United States of America as may be designated in writing to the Trustee at least 15 days prior to the date for payment by the Person entitled thereto.

The Notes shall rank senior in right of payment to any of the Company’s indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment to its unsecured indebtedness and other liabilities that are not so subordinated; effectively junior in right of payment to any of its secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally subordinated to all indebtedness and other liabilities (including interest sensitive contract liabilities, future policy benefits, market risk benefits and other payables) of its subsidiaries.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

ATHENE HOLDING LTD.

By:
Name:	Louis-Jacques Tanguy
Title:	Chief Financial Officer

Attest:

Name:	Ira Rosenblatt
Title:	Secretary

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION as Trustee

By:
Authorized Signatory

Dated:

REVERSE OF NOTE

1. This Note is one of a duly authorized issue of senior debt securities of the Company (the “Securities”) issued and issuable in one or more series under an Indenture dated as of January 12, 2018, as amended and supplemented by the Eighth Supplemental Indenture, dated as of December 31, 2023 (together, the “Original Indenture”) and as supplemented by the Tenth Supplemental Indenture, dated as of May 19, 2025 (the “Tenth Supplemental Indenture” and, together with the Original Indenture, the “Indenture”), between the Company and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Notes issued thereunder and of the terms upon which said Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof as the 6.625% Senior Notes due 2055, initially limited in aggregate principal amount to $1,000,000,000, and no further Notes shall be authenticated and delivered except as provided by Sections 2.05, 2.07, 2.11, 3.03 or 9.04 of the Original Indenture; provided, however, that the aggregate principal amount of the Notes may be increased in the future with no limit, without the consent of the holders of the Notes, on the same terms and with the same CUSIP and ISIN numbers as the Notes, except for the issue price, Original Issue Date and, if applicable, the first Interest Payment Date and the initial interest accrual date; provided that no Event of Default with respect to the Notes shall have occurred and be continuing. The Notes shall be issued in fully registered form. Any additional Notes having such similar terms shall constitute a single series of debt securities with the Notes under the Indenture; provided that if any of such additional Notes are not issued in a “qualified reopening” or are not treated as part of the same issue as the Notes for U.S. federal income tax purposes, such additional Notes shall have a separate CUSIP and ISIN number. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

2. This Note is exchangeable in whole or, from time to time, in part for Notes in definitive registered form only as provided herein and in the Indenture. If (a) at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Note or if at any time the Depositary shall no longer be registered or in good standing as a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, at such time as the Depositary is required to be so registered, and the Depositary so notifies the Company and, in each case, the Company does not appoint a successor Depositary within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, (b) any Event of Default or Default has occurred and is continuing with respect to the Notes or (c) subject to the procedures of the Depositary, the Company in its sole discretion determines that this Note shall be exchangeable for Notes in definitive registered form and executes and delivers to the Security Registrar a written order of the Company providing that this Note shall be so exchangeable, this Note shall be exchangeable for Notes in definitive registered form; provided that the definitive Notes so issued in exchange for this Note shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, and be of like aggregate principal amount and tenor as the portion of this Note to be exchanged. Except as provided herein or in the Tenth Supplemental Indenture, owners of beneficial interests in this Note shall not be entitled to have Notes registered in their names, shall not receive or be entitled to physical delivery of Notes in definitive registered form and shall not be considered the holders thereof for any purpose under the Indenture. Neither the Company, the Trustee, any Paying Agent nor the Security Registrar shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in this Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Any Global Security that is exchangeable pursuant to Section 1.05(c) of the Tenth Supplemental Indenture shall be exchangeable for Notes registered in such names as the Depositary shall direct.

3. If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

4. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

5. The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company pursuant to this Note and (b) restrictive covenants and the related Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

6. (a) Prior to November 19, 2054 (the “Par Call Date”), the Company may redeem this Note at its option, in whole or in part, for cash at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming this Note matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points less (b) interest accrued to the Redemption Date, and

(2) 100% of the principal amount of this Note to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the Redemption Date.

(b) On or after the Par Call Date, the Company may redeem this Note, in whole or in part, for cash at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of this Note being redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

7. In the case of a partial redemption, selection of the Notes or portion of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Note of a principal amount of $2,000 or less will be redeemed in part. If this Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation of the original note. For so long as this Note is held by DTC (or another Depositary), the redemption of this Note shall be done in accordance with the policies and procedures of the Depositary.

8. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and premium, if any, and interest due on this Note at the time, place and rate, and in the coin or currency, herein prescribed.

9. (a) As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company or the Security Registrar and duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and of like tenor and for the same aggregate principal amount, shall be issued to the designated transferee or transferees. No service charge shall be made for any such exchange or registration of transfer, but the Company shall require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

(b) Prior to due presentment of this Note for registration of transfer, the Company, the Trustee, any Paying Agent and the Security Registrar of the Company or the Trustee shall deem and treat the Person in whose name this Note is registered as the absolute owner hereof for all purposes (subject to Section 1.03(a) of the Tenth Supplemental Indenture), whether or not this Note be overdue and notwithstanding any notice of ownership or writing thereon made by anyone other than the Security Registrar, and neither the Company nor the Trustee nor any Paying Agent nor the Security Registrar shall be affected by notice to the contrary. Except as provided in Section 1.03(a) of the Tenth Supplemental Indenture, all payments of the principal of and premium, if any, and interest due on this Note made to the registered holder hereof shall, to the extent of the amount or amounts so paid, effectually satisfy and discharge liability for moneys payable on this Note.

(c) This Note is issuable only in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the holder surrendering the same upon surrender of the Note or Notes to be exchanged at the office or agency of the Company.

10. No recourse shall be had for payment of the principal of, or premium, if any, or interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

11. This Note shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common

UNIF GIFT MIN ACT – Custodian Uniform Gift to Minors Act

(State)

TEN ENT – as tenants by the entireties

JT TEN – as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not on the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE

(please insert Social Security or other identifying number of assignee)

the within Note an all rights thereunder, hereby irrevocably constituting and appointing agent to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:_______
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatsoever.